UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 2, 2010 (May 26, 2010)

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  –  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Coventry Health Care, Inc. (the “Company”) has made performance share unit (“PSU”) awards to named executive officers Thomas C. Zielinski, John J. Stelben and James E. McGarry in the amounts of 55,000, 45,000, and 40,000, respectively, pursuant to the Company’s Amended and Restated 2004 Incentive Plan (the “Plan”).

The PSUs represent hypothetical shares of the Company’s common stock.  The holders of PSUs have no rights as shareholders with respect to the shares of the Company’s common stock to which the awards relate. The PSUs will (a) be earned based upon the Company’s achievement of certain earnings per share goals for the fiscal year ending December 31, 2010, (b) vest on December 31, 2011, and (c) be payable if the award recipient is actively and continuously employed with the Company up to and including the date the awards are paid out.  All such awards that vest will be paid in a dollar amount equal to the number of PSUs multiplied by the average closing price of the Company’s common stock over the trading days from December 15, 2011 to January 15, 2012.

If the holder of PSUs terminates service as an employee of the Company for any reason, all PSUs not yet vested will be forfeited, unless such termination is the result of death or Disability (as defined in the Plan), in which case all the earned but unvested PSUs will immediately vest. In the event of a Change in Control (as defined in the Plan) of the Company, all unvested PSUs will vest as of the date the Change in Control is deemed to have occurred.

The PSU awards were made in connection with annual equity grants to executive officers for 2010.  The annual equity grants were reported with the Commission on Form 4s.  As a condition to the awards, such officers are required to sign a Restrictive Covenants Agreement with the Company that includes a one-year non-compete, among other provisions, the form of which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 2, 2008, and is incorporated by reference herein. A copy of the Company’s amended form of PSU award agreement, which is based on the Company’s existing form on file with the Commission, will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the current period.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Stelben
Name:	John J. Stelben
Title:	Interim Chief Financial Officer

Dated:	June 2, 2010